Exhibit 99.1

FOR IMMEDIATE RELEASE

Media: Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors: Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS STRONG Q4 AND FISCAL YEAR 2012;

PROVIDES FISCAL 2013 OUTLOOK

•	Fourth-quarter diluted earnings per share from continuing operations increase by 17 percent to $0.68, or 22 percent to $0.73 on a non-GAAP basis[1]

•	Fiscal 2012 diluted earnings per share from continuing operations increase by 12 percent to $3.06, or 15 percent to $3.21 on a non-GAAP basis

•	Fiscal 2013 outlook for non-GAAP diluted earnings per share of $3.35 to $3.50

DUBLIN, Ohio, Aug. 2, 2012 — Cardinal Health today reported fourth-quarter fiscal year 2012 revenues of $26.8 billion and non-GAAP diluted earnings per share (EPS) from continuing operations of $0.73, up 22 percent. The company reported fiscal year 2012 revenues increased 5 percent to $108 billion, and non-GAAP diluted EPS from continuing operations increased 15 percent to $3.21.

“We finished our fiscal year with a strong fourth quarter, growing our non-GAAP EPS by 22 percent,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Our Pharmaceutical segment continued its strong momentum, and, as expected, our Medical segment finished the year with profit growth in the fourth quarter and is well-positioned as we begin FY 2013.

“Overall, fiscal 2012 was another strong year, meeting virtually all of our financial goals, including revenues, margin growth, operating earnings, EPS and cash flow. It was also a year in which we made great strides on our strategic priorities — including expansion of our retail independent customer base, improved generic contribution, build out of our Positron Emission Tomography capabilities, accelerating penetration of our specialty solutions, growth in preferred medical products, expansion of our ambulatory franchise and excellent growth in China.”

The outlook for non-GAAP diluted EPS from continuing operations in fiscal 2013 is $3.35 to $3.50 and incorporates the previously announced non-renewal of the Express Scripts contract.

Cardinal Health

Q4 and Fiscal Year Summary

	Q4 FY12	Q4 FY11	Y/Y	FY12	FY11	Y/Y
Revenue	$26.8 billion	$26.8 billion	0%	$107.6 billion	$102.6 billion	5%
Operating Earnings	$403 million	$359 million	12%	$1.8 billion	$1.5 billion	18%
Non-GAAP Operating Earnings	$425 million	$375 million	13%	$1.9 billion	$1.6 billion	13%
Earnings from Continuing Operations	$236 million	$207 million	14%	$1.1 billion	$966 million	11%
Non-GAAP Earnings from Continuing Operations	$255 million	$214 million	19%	$1.1 billion	$988 million	13%
Diluted EPS from Continuing Operations	$0.68	$0.58	17%	$3.06	$2.74	12%
Non-GAAP Diluted EPS from Continuing Operations	$0.73	$0.60	22%	$3.21	$2.80	15%

SEGMENT RESULTS

Pharmaceutical Segment

Fourth-quarter revenue for the Pharmaceutical segment decreased 1 percent to $24.3 billion. The decrease, primarily due to brand-to-generic conversions, was mostly offset by revenue from new customers. Segment profit for the quarter increased 15 percent to $354 million, driven by the overall strong performance of generic programs and the benefits of expanded business with new and existing customers, including strong contributions from retail independents. Segment profit also benefited from performance under branded agreements.

For the full year, revenue for the Pharmaceutical segment increased 4 percent to $97.9 billion, and segment profit increased 17 percent to $1.6 billion.

	Q4 FY12	Q4 FY11	Y/Y	FY12	FY11	Y/Y
Revenue	$24.3 billion	$24.5 billion	(1%)	$97.9 billion	$93.7 billion	4%
Segment Profit	$354 million	$308 million	15%	$1.6 billion	$1.3 billion	17%

Cardinal Health

Medical Segment

Fourth-quarter revenue for the Medical segment increased 5 percent to $2.4 billion. Segment profit increased 2 percent to $79 million, primarily driven by increased sales of preferred products, offset by expenses related to the new systems implementation. In addition, the negative impact of commodities and foreign exchange moderated to $8 million in the quarter versus prior year.

For the full year, Medical segment revenue increased 8 percent to $9.6 billion, and segment profit decreased 11 percent to $332 million.

	Q4 FY12	Q4 FY11	Y/Y	FY12	FY11	Y/Y
Revenue	$2.4 billion	$2.3 billion	5%	$9.6 billion	$8.9 billion	8%
Segment Profit	$79 million	$78 million	2%	$332 million	$373 million	(11%)

ADDITIONAL YEAR-END AND RECENT HIGHLIGHTS

•	Increased the regular quarterly dividend by 10.5 percent to $0.2375 per share, effective July 15

•	Closed several acquisitions in China, notably Da Sheng Group, significantly expanding the Cardinal Health footprint in Ningbo, a city of 7.6 million people

•	Selected as the primary healthcare solutions partner by the Medical Oncology Association of Southern California Purchasing Network, Inc.

•	Completed the acquisition of Dik Drug, an Illinois-based pharmaceutical distributor with more than 500 retail independent pharmacy customers

CONFERENCE CALL

Cardinal Health will host a webcast and conference call today at 8:00 a.m. Eastern Daylight Time to discuss fourth-quarter and full-year results and its future outlook. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. The call also can be accessed by dialing 224.357.2209. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will also be available until Sept. 2 by dialing 855.859.2056 or 404.537.3406, access code 98065830.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $108 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #21 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

Cardinal Health

1 See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel; and uncertainties concerning Cardinal Health’s ability to achieve the expected benefits of its Medical segment’s business transformation project. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management’s views as of Aug. 2, 2012. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1

Cardinal Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

	Fourth Quarter
(in millions, except per Common Share amounts)	2012	2011	% Change

Revenue	$26,764	$26,764	0%
Cost of products sold	25,628	25,720	(0)%

Gross margin	1,136	1,044	9%

Operating expenses:
Distribution, selling, general and administrative expenses	712	671	6%
Restructuring and employee severance	9	5	N.M.
Acquisition-related costs	11	15	N.M.
Impairments and loss on disposal of assets	1	—	N.M.
Litigation (recoveries)/charges, net	—	(6)	N.M.

Operating earnings	403	359	12%

Other (income)/expenses, net	1	(2)	N.M.
Interest expense, net	25	24	4%
Gain on sale of investment in CareFusion	—	(4)	N.M.

Earnings before income taxes and discontinued operations	377	341	11%

Provision for income taxes	141	134	5%

Earnings from continuing operations	236	207	14%

Loss from discontinued operations, net of tax	—	(4)	N.M.

Net earnings	$236	$203	17%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.68	$0.59	15%
Discontinued operations	—	(0.01)	N.M.

Net basic earnings per Common Share	$0.68	$0.58	17%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.68	$0.58	17%
Discontinued operations	—	(0.01)	N.M.

Net diluted earnings per Common Share	$0.68	$0.57	19%

Weighted average number of Common Shares outstanding:
Basic	345	349
Diluted	349	355

Schedule 2

Cardinal Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

	Fiscal Year
(in millions, except per Common Share amounts)	2012	2011	% Change
	(Unaudited)

Revenue	$107,552	$102,644	5%
Cost of products sold	103,011	98,482	5%

Gross margin	4,541	4,162	9%

Operating expenses:
Distribution, selling, general and administrative expenses	2,677	2,528	6%
Restructuring and employee severance	21	15	N.M.
Acquisition-related costs	33	90	N.M.
Impairments and loss on disposal of assets	21	9	N.M.
Litigation (recoveries)/charges, net	(3)	6	N.M.

Operating earnings	1,792	1,514	18%

Other income, net	(1)	(22)	N.M.
Interest expense, net	95	93	2%
Gain on sale of investment in CareFusion	—	(75)	N.M.

Earnings before income taxes and discontinued operations	1,698	1,518	12%

Provision for income taxes	628	552	14%

Earnings from continuing operations	1,070	966	11%

Loss from discontinued operations, net of tax	(1)	(7)	N.M.

Net earnings	$1,069	$959	11%

Basic earnings/(loss) per Common Share:
Continuing operations	$3.10	$2.77	12%
Discontinued operations	—	(0.02)	N.M.

Net basic earnings per Common Share	$3.10	$2.75	13%

Diluted earnings/(loss) per Common Share:
Continuing operations	$3.06	$2.74	12%
Discontinued operations	—	(0.02)	N.M.

Net diluted earnings per Common Share	$3.06	$2.72	13%

Weighted average number of Common Shares outstanding:
Basic	345	349
Diluted	349	353

Schedule 3

Cardinal Health, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	June 30,
(in millions)	2012	2011
	(Unaudited)

Assets
Cash and equivalents	$2,274	$1,929
Trade receivables, net	6,355	6,156
Inventories	7,864	7,334
Prepaid expenses and other	1,017	897

Total current assets	17,510	16,316

Property and equipment, net	1,551	1,512
Goodwill and other intangibles, net	4,392	4,259
Other assets	807	759

Total assets	$24,260	$22,846

Liabilities and Shareholders’ Equity
Accounts payable	$11,726	$11,332
Current portion of long-term obligations and other short-term borrowings	476	327
Other accrued liabilities	1,972	1,711

Total current liabilities	14,174	13,370

Long-term obligations, less current portion	2,418	2,175
Deferred income taxes and other liabilities	1,424	1,452
Total shareholders’ equity	6,244	5,849

Total liabilities and shareholders’ equity	$24,260	$22,846

Schedule 4

Cardinal Health, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Fourth Quarter		Fiscal Year
(in millions)	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities:
Net earnings	$236	$203	$1,069	$959
Loss from discontinued operations	—	4	1	7

Earnings from continuing operations	236	207	1,070	966

Adjustments to reconcile earnings from continuing operations to net cash from operations:
Depreciation and amortization	86	74	325	313
Gain on sale of investment in CareFusion	—	(4)	—	(75)
Impairments and loss on disposal of assets	1	—	21	9
Share-based compensation	22	19	85	80
Provision for deferred income taxes	158	128	158	128
Provision for bad debts	7	5	22	27
Change in fair value of contingent consideration obligation	(18)	(6)	(71)	(7)
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	190	122	(129)	(457)
Decrease/(increase) in inventories	375	384	(495)	(665)
Increase/(decrease) in accounts payable	(893)	(630)	319	1,356
Other accrued liabilities and operating items, net	(271)	(179)	(129)	(280)

Net cash provided by/(used in) operating activities	(107)	120	1,176	1,395

Cash Flows from Investing Activities:
Acquisition of subsidiaries, net of cash acquired	(31)	(5)	(174)	(2,300)
Purchase of held-to-maturity securities and other investments	(25)	—	(35)	(156)
Additions to property and equipment	(100)	(105)	(263)	(291)
Proceeds from divestitures and sale of property and equipment	(1)	—	3	3
Proceeds from sale of CareFusion	—	—	—	706
Proceeds from maturities of held-to-maturity securities	46	10	92	10

Net cash used in investing activities	(111)	(100)	(377)	(2,028)

Cash Flows from Financing Activities:
Payment of contingent consideration	—	(10)	—	(10)
Net change in short-term borrowings	5	5	13	46
Reduction of long-term obligations	(206)	(1)	(251)	(229)
Proceeds from long-term obligations, net of issuance costs	496	—	496	495
Proceeds from issuance of Common Shares	19	27	42	63
Tax disbursements from exercises of stock options	(8)	(5)	(4)	(14)
Dividends on Common Shares	(74)	(68)	(300)	(274)
Purchase of treasury shares	(150)	—	(450)	(270)

Net cash provided by/(used in) financing activities	82	(52)	(454)	(193)

Net increase/(decrease) in cash and equivalents	(136)	(32)	345	(826)
Cash and equivalents at beginning of period	2,410	1,961	1,929	2,755

Cash and equivalents at end of period	$2,274	$1,929	$2,274	$1,929

Schedule 5

Cardinal Health, Inc. and Subsidiaries

Total Company Business Analysis

			Non-GAAP
	Fourth Quarter		Fourth Quarter
(in millions)	2012	2011	2012	2011

Revenue
Amount	$26,764	$26,764
Growth rate	0%	9%

Operating earnings
Amount	$403	$359	$425	$375
Growth rate	12%	7%	13%	17%

Earnings from continuing operations
Amount	$236	$207	$255	$214
Growth rate	14%	7%	19%	17%

			Non-GAAP
	Fiscal Year		Fiscal Year
(in millions)	2012	2011	2012	2011

Revenue
Amount	$107,552	$102,644
Growth rate	5%	4%

Operating earnings
Amount	$1,792	$1,514	$1,866	$1,644
Growth rate	18%	16%	13%	18%

Earnings from continuing operations
Amount	$1,070	$966	$1,119	$988
Growth rate	11%	65%	13%	22%

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6

Cardinal Health, Inc. and Subsidiaries

Segment Business Analysis

	Fourth Quarter			Fourth Quarter
(in millions)	2012	2011	(in millions)	2012	2011

Pharmaceutical			Medical

Revenue			Revenue
Amount	$24,335	$24,458	Amount	$2,432	$2,312
Growth rate	(1)%	10%	Growth rate	5%	7%
Mix	91%	91%	Mix	9%	9%

Segment profit			Segment profit
Amount	$354	$308	Amount	$79	$78
Growth rate	15%	34%	Growth rate	2%	(24)%
Mix	82%	80%	Mix	18%	20%
Segment profit margin	1.46%	1.26%	Segment profit margin	3.27%	3.38%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended June 30, 2012 was $26,764 million, which included total segment revenue of $26,767 million and Corporate revenue of $(3) million. Total consolidated revenue for the three months ended June 30, 2011 was $26,764 million, which included total segment revenue of $26,770 million and Corporate revenue of $(6) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended June 30, 2012 were $403 million, which included total segment profit of $433 million and Corporate costs of $(30) million. Total consolidated operating earnings for the three months ended June 30, 2011 were $359 million, which included total segment profit of $386 million and Corporate costs of $(27) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration obligations), impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7

Cardinal Health, Inc. and Subsidiaries

Segment Business Analysis

	Fiscal Year			Fiscal Year
(in millions)	2012	2011	(in millions)	2012	2011

Pharmaceutical			Medical

Revenue			Revenue
Amount	$97,925	$93,744	Amount	$9,642	$8,922
Growth rate	4%	4%	Growth rate	8%	2%
Mix	91%	91%	Mix	9%	9%

Segment profit			Segment profit
Amount	$1,558	$1,329	Amount	$332	$373
Growth rate	17%	31%	Growth rate	(11)%	(13)%
Mix	82%	78%	Mix	18%	22%
Segment profit margin	1.59%	1.42%	Segment profit margin	3.45%	4.18%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the fiscal year ended June 30, 2012 was $107,552 million, which included total segment revenue of $107,567 million and Corporate revenue of $(15) million. Total consolidated revenue for the fiscal year ended June 30, 2011 was $102,644 million, which included total segment revenue of $102,666 million and Corporate revenue of $(22) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the fiscal year ended June 30, 2012 were $1,792 million, which included total segment profit of $1,890 million and Corporate costs of $(98) million. Total consolidated operating earnings for the fiscal year ended June 30, 2011 were $1,514 million, which included total segment profit of $1,702 million and Corporate costs of $(188) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs (including amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration obligations), impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8

Cardinal Health, Inc. and Subsidiaries

Schedule of Notable Items

	Fourth Quarter		Fiscal Year
(in millions, except per Common Share amounts)	2012	2011	2012	2011

Restructuring and employee severance
Restructuring and employee severance	$(9)	$(5)	$(21)	$(15)
Tax benefit	3	2	8	5

Restructuring and employee severance, net of tax	$(6)	$(3)	$(13)	$(10)

Decrease to diluted EPS from continuing operations	$(0.02)	$(0.01)	$(0.04)	$(0.03)

Acquisition-related costs
Amortization of acquisition-related intangible assets	$(20)	$(14)	$(78)	$(67)
Tax benefit	8	8	29	21

Amortization of acquisition-related intangible assets, net of tax	$(12)	$(6)	$(49)	$(46)

Decrease to diluted EPS from continuing operations	$(0.03)	$(0.02)	$(0.14)	$(0.13)

Other acquisition-related costs [1]	$9	$(1)	$45	$(23)
Tax benefit/(expense) [1]	(10)	(2)	(20)	1

Other acquisition-related costs, net of tax	$(1)	$(3)	$25	$(22)

Increase/(decrease) to diluted EPS from continuing operations [1]	$—	$(0.01)	$0.07	$(0.06)

Total acquisition-related costs	$(11)	$(15)	$(33)	$(90)
Tax benefit/(expense)	(2)	6	9	22

Total acquisition-related costs, net of tax	$(13)	$(9)	$(24)	$(68)

Decrease to diluted EPS from continuing operations [2]	$(0.04)	$(0.03)	$(0.07)	$(0.19)

Impairments and loss on disposal of assets
Impairments and loss on disposal of assets	$(1)	$—	$(21)	$(9)
Tax benefit	1	—	8	3

Impairments and loss on disposal of assets, net of tax	$—	$—	$(13)	$(6)

Decrease to diluted EPS from continuing operations	$—	$—	$(0.04)	$(0.02)

Litigation recoveries/(charges), net
Litigation recoveries/(charges), net	$—	$6	$3	$(6)
Tax expense	—	(3)	(1)	(1)

Litigation recoveries/(charges), net, net of tax	$—	$3	$2	$(7)

Increase/(decrease) to diluted EPS from continuing operations	$—	$0.01	$0.01	$(0.02)

Other Spin-Off costs
Other spin-off costs	$—	$(3)	$(2)	$(10)
Tax benefit	—	1	1	4

Other spin-off costs, net of tax	$—	$(2)	$(1)	$(6)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$(0.02)

Gain on sale of CareFusion stock
Gain on sale of CareFusion stock	$—	$4	$—	$75
Tax benefit	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$—	$4	$—	$75

Increase to diluted EPS from continuing operations	$—	$0.01	$—	$0.21

Weighted average number of diluted shares outstanding	349	355	349	353

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

[1]

Includes a $71 million decrease in the fair value of the total contingent consideration obligation related to the P4 Healthcare acquisition for the fiscal year. The related tax expense was $29 million and diluted EPS from continuing operations increased $0.13.

[2]	The sum of the components may not equal the total due to rounding.

Schedule 9

Cardinal Health, Inc. and Subsidiaries

Asset Management Analysis

	Fourth Quarter		Fiscal Year
	2012	2011	2012	2011

Days sales outstanding	22.3	20.3
Days inventory on hand	23.9	22.5
Days payable outstanding	35.6	34.8
Net working capital days[1]	10.5	8.0

Debt to total capital	32%	30%
Net debt to capital	9%	9%

Return on equity	15.1%	14.1%	17.8%	17.5%
Non-GAAP return on equity	16.3%	14.9%	18.6%	18.0%

Effective tax rate from continuing operations	37.4%	39.3%	37.0%	36.4%
Non-GAAP effective tax rate from continuing operations	36.0%	39.6%	36.8%	37.2%

[1]	The sum of the components may not equal the total due to rounding.

Refer to the GAAP/Non-GAAP reconciliation for Non-GAAP calculations. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10

Cardinal Health, Inc. and Subsidiaries

GAAP / Non-GAAP Reconciliation

	Fourth Quarter 2012

(in millions, except per Common Share amounts)	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$403	12%	$377	$141	$236	14%	$0.68	17%

Restructuring and employee severance	9		9	3	6		0.02
Acquisition-related costs	11		11	(2)	13		0.04
Impairments and loss on disposal of assets	1		1	1	—		—
Litigation (recoveries)/charges, net	—		—	—	—		—
Other Spin-Off costs	—		—	—	—		—
Gain on sale of CareFusion stock	—		—	—	—		—

Non-GAAP	$425	13%	$398	$143	$255	19%	$0.73	22%

	Fourth Quarter 2011

GAAP	$359	7%	$341	$134	$207	7%	$0.58	7%

Restructuring and employee severance	5		5	2	3		0.01
Acquisition-related costs	15		15	6	9		0.03
Impairments and loss on disposal of assets	—		—	—	—		—
Litigation (recoveries)/charges, net	(6)		(6)	(3)	(3)		(0.01)
Other Spin-Off costs	3		3	1	2		—
Gain on sale of CareFusion stock	—		(4)	—	(4)		(0.01)

Non-GAAP	$375	17%	$354	$140	$214	17%	$0.60	20%

	Fiscal Year 2012

(in millions, except per Common Share amounts)	Operating Earnings	Operating Earnings Growth Rate	Earnings Before Income Taxes and Discontinued Operations	Provision for Income Taxes	Earnings from Continuing Operations	Earnings from Continuing Operations Growth Rate	Diluted EPS from Continuing Operations	Diluted EPS from Continuing Operations Growth Rate

GAAP	$1,792	18%	$1,698	$628	$1,070	11%	$3.06	12%

Restructuring and employee severance	21		21	8	13		0.04
Acquisition-related costs	33		33	9	24		0.07
Impairments and loss on disposal of assets	21		21	8	13		0.04
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off costs	2		2	1	1		—
Gain on sale of CareFusion stock	—		—	—	—		—

Non-GAAP	$1,866	13%	$1,772	$653	$1,119	13%	$3.21	15%

	Fiscal Year 2011

GAAP	$1,514	16%	$1,518	$552	$966	65%	$2.74	69%

Restructuring and employee severance	15		15	5	10		0.03
Acquisition-related costs	90		90	22	68		0.19
Impairments and loss on disposal of assets	9		9	3	6		0.02
Litigation (recoveries)/charges, net	6		6	(1)	7		0.02
Other Spin-Off costs	10		10	4	6		0.02
Gain on sale of CareFusion stock	—		(75)	—	(75)		(0.21)

Non-GAAP	$1,644	18%	$1,573	$585	$988	22%	$2.80	25%

The sum of the components may not equal the total due to rounding.

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Schedule 11

Cardinal Health, Inc. and Subsidiaries

GAAP / Non-GAAP Reconciliation

	Fourth Quarter

(in millions)	2012		2011

GAAP return on equity	15.1%		14.1%

Non-GAAP return on equity
Net earnings	$236		$203
Restructuring and employee severance, net of tax, in continuing operations	6		3
Acquisition-related costs, net of tax, in continuing operations	13		9
Impairments and loss on disposal of assets, net of tax, in continuing operations	—		—
Litigation (recoveries)/charges, net, net of tax, in continuing operations	—		(3)
Other spin-off costs, net of tax, in continuing operations	—		2
Gain on sale of CareFusion stock, net of tax	—		(4)
CareFusion net loss in discontinued operations [1]	—		4

Adjusted net earnings	$255		$214

Annualized	$1,020		$856

	Fourth	Third	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2012	2012	2011	2011
Total shareholders’ equity	$6,244	$6,240	$5,849	$5,657

Divided by average shareholders’ equity	$6,242		$5,753

Non-GAAP return on equity	16.3%		14.9%

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

[1]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 12

Cardinal Health, Inc. and Subsidiaries

GAAP / Non-GAAP Reconciliation

	Fiscal Year					Fiscal Year
(in millions)	2012					2011

GAAP return on equity	17.8%					17.5%

Non-GAAP return on equity
Net earnings	$1,069					$959
Restructuring and employee severance, net of tax, in continuing operations	13					10
Acquisition-related costs, net of tax, in continuing operations	24					68
Impairments and loss on disposal of assets, net of tax, in continuing operations	13					6
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(2)					7
Other spin-off costs, net of tax, in continuing operations	1					6
Gain on sale of CareFusion stock, net of tax	—					(75)
CareFusion net loss in discontinued operations [1]	—					7

Adjusted net earnings	$1,118					$988

	Fourth	Third	Second	First	Fourth	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2012	2012	2012	2012	2011	2011	2011	2011	2011	2010
Total shareholders’ equity	$6,244	$6,240	$5,928	$5,714	$5,849	$5,849	$5,657	$5,421	$5,239	$5,276

Divided by average shareholders’ equity	$5,995					$5,488

Non-GAAP return on equity	18.6%					18.0%

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

[1]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

Schedule 13

Cardinal Health, Inc. and Subsidiaries

GAAP / Non-GAAP Reconciliation

	Fourth Quarter		Fiscal Year
(in millions)	2012	2011	2012	2011

GAAP effective tax rate from continuing operations	37.4%	39.3%	37.0%	36.4%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$377	$341	$1,698	$1,518
Restructuring and employee severance	9	5	21	15
Acquisition-related costs	11	15	33	90
Impairments and loss on disposal of assets	1	—	21	9
Litigation (recoveries)/charges, net	—	(6)	(3)	6
Other Spin-Off costs	—	3	2	10
Gain on sale of CareFusion stock	—	(4)	—	(75)

Adjusted earnings before income taxes and discontinued operations	$398	$354	$1,772	$1,573

Provision for income taxes	$141	$134	$628	$552
Restructuring and employee severance tax benefit	3	2	8	5
Acquisition-related costs tax benefit/(expense)	(2)	6	9	22
Impairments and loss on disposal of assets tax benefit	1	—	8	3
Litigation (recoveries)/charges, net tax expense	—	(3)	(1)	(1)
Other spin-off costs tax benefit	—	1	1	4
Gain on sale of CareFusion stock tax benefit	—	—	—	—

Adjusted provision for income taxes	$143	$140	$653	$585

Non-GAAP effective tax rate from continuing operations	36.0%	39.6%	36.8%	37.2%

	Fourth Quarter
	2012	2011

Debt to total capital	32%	30%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$476	$327
Long-term obligations, less current portion	2,418	2,175

Debt	$2,894	$2,502

Cash and equivalents	(2,274)	(1,929)

Net Debt	$620	$573

Total shareholders’ equity	6,244	5,849

Capital	$6,864	$6,422

Net debt to capital	9%	9%

We apply varying tax rates depending on the item’s nature and tax jurisdiction where it is incurred.

Forward-Looking Non-GAAP Financial Measures

We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net, and other spin-off costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14

Cardinal Health, Inc. and Subsidiaries

	Fourth Quarter
(in millions)	2012	2011

Days Sales Outstanding	22.3	20.3

Days Inventory on Hand
Inventories	$7,864	$7,334

Cost of products sold	$25,628	$25,720
Chargeback billings	3,984	3,556

Adjusted cost of products sold	$29,612	$29,276
Adjusted cost of products sold divided by 90 days	$329	$325

Days Inventory on Hand	23.9	22.5

Days Payable Outstanding
Accounts payable	$11,726	$11,332

Cost of products sold	$25,628	$25,720
Chargeback billings	3,984	3,556

Adjusted cost of products sold	$29,612	$29,276
Adjusted cost of products sold divided by 90 days	$329	$325

Days Payable Outstanding	35.6	34.8

Net Working Capital Days[1]	10.5	8.0

[1]	The sum of the components may not equal the total due to rounding.

Days Sales Outstanding: trade receivables, net divided by (monthly revenue divided by 30 days).

Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).

Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

Definitions

Debt: long-term obligations plus short-term borrowings.

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).

Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).

Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).

Non-GAAP Diluted EPS from Continuing Operations and growth rate calculation 1: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

Non-GAAP Earnings from Continuing Operations and growth rate calculation: earnings from continuing operations excluding (1) restructuring and employee severance 2, (2) acquisition-related costs 3, (3) impairments and loss on disposal of assets 4, (4) litigation (recoveries)/charges, net 5, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock, each net of tax.

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs and (6) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for the same six items).

Non-GAAP Operating Earnings and growth rate calculation: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) Other Spin-Off Costs, (6) gain on sale of CareFusion stock and (7) CareFusion net loss in discontinued operations, each net of tax) and divided by average shareholders’ equity.

Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.

Return on Equity: annualized current period net earnings divided by average shareholders’ equity.

Revenue Mix: segment revenue divided by total segment revenue for all segments.

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).

Segment Profit Margin: segment profit divided by segment revenue.

Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]	In this earnings release growth rates are determined by dividing the difference between current period results and prior period results by prior period results.
[2]

Programs whereby the Company fundamentally changes its operations such as closing and consolidating certain manufacturing and distribution facilities, moving manufacturing of a product to another location, outsourcing the production of a product, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[3]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.
[4]

Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the consolidated statements of earnings.

[5]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.